Exhibit 10.1

LITE STRATEGY, INC.
2026 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Effective as of February 12, 2026

Section 1.
Purpose

The Lite Strategy, Inc. 2026 Stock Omnibus Equity Compensation Plan (as amended from time to time, the “Plan”), maintained by Lite Strategy, Inc. authorizes the Compensation Committee to provide grants of equity compensation to Advisors, Employees and Non-Employee Directors who are providing services to the Company or its Affiliates and who are in a position to contribute to the long-term success of the Company or its Affiliates. The Plan is intended to encourage those Advisors, Employees and Non-Employee Directors to contribute materially to the welfare and growth of the Company and its Affiliates, and aid in attracting, retaining and motivating Advisors, Employees and Non-Employee Directors of outstanding ability, thereby benefitting the Company’s stockholders, and to align the economic interests of the participants with those of the stockholders.

The Plan is intended to replace the MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan (the “2008 Plan”). No additional grants shall be made after the Effective Date under the 2008 Plan. Outstanding grants under the 2008 Plan shall continue in effect according to the 2008 Plan.

Section 2.
Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a)
“Advisor” shall mean advisors who render bona fide services to the Company or its subsidiaries where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b)
“Affiliate” shall mean any Person which is included as a member with the Company in a controlled group of corporations, within the meaning of Code Section 414(b), or which is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of Code Section 414(c); provided, however, that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.
(c)
“Board” shall mean the Board of Directors of the Company.
(d)
“Cause” shall have the meaning ascribed thereto in any effective employment or service agreement between the Company or its Affiliates and the Grantee, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean the Grantee’s (i) commission of a felony or a crime involving moral turpitude, (ii) commission of any act of gross negligence or fraud, (iii) failure, refusal or neglect to substantially perform the Grantee’s duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, (iv) material violation of any policy of the Company, or (v) engagement in conduct that is materially injurious to the Company, monetarily or otherwise.
(e)
“Change in Control” shall be deemed to have occurred if:
(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.
(ii)
The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to Code Section 409A and the Grant provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) and (ii) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(f)
“Clawback Policy” shall mean any applicable clawback policy approved by the Board or Compensation Committee, as in effect from time to time, whether approved before or after the award of a Grant.
(g)
“Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.
(h)
“Company” shall mean Lite Strategy, Inc., a corporation organized under the laws of the State of Delaware, and any successor corporation.
(i)
“Compensation Committee” shall mean the members of the Board appointed by the Board to serve as the Compensation Committee with responsibility for the administration of the

Plan, or if no such members of the Board are appointed, then the Compensation Committee shall consist of all of the members of the Board. In any case, the Board shall approve and administer all grants made to Non-Employee Directors. The members of the Board appointed to serve as the Compensation Committee, if applicable, should consist of two or more Persons who are “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Compensation Committee” shall be deemed to refer to the Board or such subcommittee.
(j)
“Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code Section 22(e)(3), unless otherwise provided in a Grant Letter.
(k)
“Dividend Equivalent” means an amount determined by multiplying the number of Shares subject to a Stock Unit or Other Stock-Based Award by the per-Share cash dividend paid by the Company on its outstanding common stock, or the per-Share Fair Market Value of any dividend paid on its outstanding common stock in consideration other than cash.
(l)
“Effective Date” means the date the Plan is approved by the Company’s stockholders.
(m)
“Employee” shall mean any employee of the Company or its Affiliates, but excluding any person who is classified by the Company or its Affiliates, as applicable, as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Compensation Committee determines otherwise.
(n)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o)
“Exercise Price” shall mean the purchase price of a Share subject to an Option, which shall not be less than the Fair Market Value of a Share as of the date an Option is granted.
(p)
“Fair Market Value” of a Share on any given date shall mean (i) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours thereof of a Share on the relevant date or (if there were no trades on that date) the last reported sales price during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of a Share during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Shares are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value per share shall be as determined by the Compensation Committee pursuant to any reasonable valuation method authorized under the Code.
(q)
“Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards.
(r)
“Grant Letter” shall mean a letter, certificate or other agreement accepted by the Grantee (which may also be in electronic form), evidencing the making of a Grant hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall approve.
(s)
“Grantee” shall mean an Advisor, Employee or Non-Employee Director made a Grant under the Plan.
(t)
“ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Code Section 422 and that is designated by the Compensation Committee to be an ISO.
(u)
“Non-Employee Director” shall mean a member of the Board who is not an Employee.
(v)
“Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.
(w)
“Options” shall refer to stock options as described in Section 5.
(x)
“Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Shares (other than those described in Sections 5, 6, 7 and 8 of the Plan), as described in Section 9.
(y)
“Performance Goals” shall mean objectively determinable performance goals that may be based on one or more of the following criteria or such other criteria as the Compensation Committee determines: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; improvement in or attainment of expense levels or working capital levels, including cash, general and administrative expense savings; year-end cash; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); sales or licenses of the Company’s assets (including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, acquisitions and divestitures, or such other criteria as the Compensation Committee determines. The business criteria may relate to the performance of the Company, or the performance of a parent company, a subsidiary, business segment of the Company, or based upon performance relative to performance of other companies or upon comparisons or any of the indicators of performance relative to performance of other companies, or any combination of the foregoing. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Compensation Committee may provide for exclusion of the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, and other unusual, infrequently occurring or non-recurring charges, (B) an event either not directly related to the operations of the Company, Company subsidiary, division, business segment or business unit or not within the reasonable control of management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
(z)
“Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.
(aa)
“SAR” shall mean a stock appreciation right with respect to a Share.
(bb)
“Share” shall mean a share of common stock of the Company, par value 0.00000002 per share.
(cc)
“Stock Award” shall mean an award of Shares, with or without restrictions.
(dd)
“Stock Unit” shall mean a unit that represents a hypothetical Share.
(ee)
“Substitute Awards” shall mean Grants made or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines.
Section 3.
Shares Available under the Plan
(a)
Shares Authorized. Subject to adjustments as provided in Sections 3(b) and 12 below, the total aggregate number of Shares that may be issued or transferred under the Plan shall be (i) 2,000,000 Shares, plus (ii) the number of Shares reserved for issuance under the 2008 Plan that remain available for grant under the 2008 Plan as of the Effective Date, plus (iii) the number of Shares underlying any outstanding award granted under the 2008 Plan that, following the Effective Date, expires, or is terminated, surrendered, cancelled or forfeited for any reason without issuance of such Shares. Subject to adjustment as described below, a maximum of 2,000,000 Shares may be subject to ISOs granted under the Plan.
(b)
Share Counting.
(i)
Any Shares issued or transferred hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
(ii)
If and to the extent any Grants under the Plan, or any outstanding Grants under the 2008 Plan as of the Effective Date, terminate, expire, or are canceled, forfeited, terminated, exchanged or surrendered without having been exercised or otherwise not paid in full, the Shares reserved for such Grants shall be available for purposes of the Plan.
(iii)
Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares that may be subject to Grants under the Plan: (A) Shares tendered by the Grantee or withheld by the Company in payment of the Exercise Price of an

Option, (B) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Grant, and (C) Shares reacquired by the Company on the open market with the proceeds of the Exercise Price of Options. If SARs are granted and subsequently exercised, the full number of Shares subject to the SARs shall be considered issued or transferred under the Plan, without regard to the number of Shares issued or transferred upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent any Grants are paid in cash, and not in Shares, any Shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.
(c)
Substitute Awards. Subject to applicable stock exchange listing rules and Code requirements, Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for issuance or transfer under the Plan as provided in Sections 3(a) and (b) above. Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Grants under the Plan and shall not reduce the Shares authorized for Grants under the Plan (and Shares subject to such Grants shall not be added to the Shares available for Grants under the Plan as provided in Sections 3(a) and (b) above); provided that Grants using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or directors prior to such acquisition or combination. Notwithstanding the foregoing, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options that are intended be ISOs shall be counted against the aggregate number of Shares available for the grant of ISOs under the Plan.
(d)
Individual Limits on Grants to Non-Employee Directors. The aggregate grant date value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Grants granted to any Non-Employee Director during any single calendar year for services provided as a Non-Employee Director, plus all cash payments paid or payable to such director for services provided as a Non-Employee Director during such year (including but not limited to annual retainer and similar fees) shall not exceed $400,000.
Section 4.
Administration of the Plan
(a)
Authority of the Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)
to select the Advisors, Employees and Non-Employee Directors to whom Grants may be made;
(ii)
to determine the number of Shares subject to each such Grant;

(iii)
to determine the terms and conditions of any Grant made under the Plan;
(iv)
to determine whether to accelerate the exercisability of any or all applicable outstanding Grants at any time for any reason;
(v)
to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired pursuant to a Grant;
(vi)
to prescribe the form of each Grant Letter;
(vii)
to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem necessary or advisable to administer the Plan;
(viii)
to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant, Grant Letter or other instrument hereunder; and
(ix)
to make all other decisions and determinations as may be required under the terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Compensation Committee shall be final and binding on the Grantee, the Grantee’s beneficiaries and any other Person having or claiming an interest under such Grant.

(b)
Manner of Exercise of Compensation Committee Authority. Any action of the Compensation Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, or any Person claiming any rights under the Plan from or through any Grantee, except to the extent the Compensation Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Compensation Committee must or may make any determination shall be determined by the Compensation Committee, and any such determination may thereafter be modified by the Compensation Committee. The express grant of any specific power to the Compensation Committee, and the taking of any action by the Compensation Committee, shall not be construed as limiting any power or authority of the Compensation Committee.
(c)
Delegation of Authority. The Compensation Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions as the Compensation Committee may determine, with respect to Grants to Employees or Advisors who are not executive officers or directors subject to the requirements of Section 16 of the Exchange Act, to the extent permitted under applicable law and subject to applicable stock exchange requirements.
(d)
Limitation of Liability. Each member of the Compensation Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or other employee of the Company or any of its Affiliates, the Company’s

independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Compensation Committee, nor any officer or employee of the Company acting on behalf of the Compensation Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Compensation Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
Section 5.
Options

The Compensation Committee may grant Options to an Employee, Advisor or Non-Employee Director upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Options:

(a)
Number of Shares. The Compensation Committee shall determine the number of Shares that will be subject to each Grant of Options to an Employee, Advisor or Non-Employee Director.
(b)
Type of Option and Price.
(i)
The Compensation Committee may grant ISOs or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. ISOs may be granted only to Employees of the Company or its parent or subsidiary corporations, as defined in Code Section 424. Nonqualified Options may be granted to Employees, Advisors or Non-Employee Directors.
(ii)
The Exercise Price of Shares subject to an Option shall be determined by the Compensation Committee and may be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an ISO may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Code Section 424, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.
(c)
Limits on Incentive Stock Options. Each ISO shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.
(d)
Option Term. The Compensation Committee shall determine the term of each Option. Notwithstanding the foregoing, the term of any Option shall not exceed ten years from the date of grant. However, an ISO that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Code Section 424, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an ISO) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, to the extent permitted under Code Section 409A.
(e)
Requirement of Employment or Service. Except as provided in a Grant Letter, an Option may only be exercised while the Grantee is employed by, or providing services to, the Company or any Affiliate. The Compensation Committee shall determine in the Grant Letter under what circumstances and during what time periods a Grantee may exercise an Option after termination of employment or service. For purposes of the Plan, employment or service with the Company and any Affiliate shall mean employment or service as an Employee, Advisor or Non-Employee Director (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated the Grantee’s employment or service until the Grantee ceases to be an Employee, Advisor and Non-Employee Director), unless the Compensation Committee determines otherwise.
(f)
Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Compensation Committee and specified in the Grant Letter. Only the vested portion of any Option may be exercised.
(g)
Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Compensation Committee (i) in cash or check, (ii) unless the Compensation Committee determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Compensation Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by withholding Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Compensation Committee may approve. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Shares to be issued or transferred pursuant to the Option, and any applicable withholding taxes, must be received by the Company by the time specified by the Compensation Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.
(h)
Automatic Exercise. Notwithstanding the foregoing, a Grant Letter may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Exercise Price per Share, the Grantee has not exercised the Option (or a tandem SAR, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Grantee the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total Exercise Price and applicable withholding taxes; provided, however, any fractional Share shall be settled in cash.

(i)
Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
Section 6.
Stock Awards

The Compensation Committee may issue or transfer Shares to an Employee, Advisor or Non-Employee Director under a Stock Award, upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)
General Requirements. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”
(b)
Number of Shares. The Compensation Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such Shares.
(c)
Requirement of Employment or Service. If the Grantee is no longer employed by or providing services to the Company or any Affiliate during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)
Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Stock Award except under Section 13(b) below. Unless otherwise determined by the Compensation Committee, the Company will retain possession of certificates for Shares of Stock Awards until all restrictions on such Shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Compensation Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such Shares have lapsed.
(e)
Right to Vote and to Receive Dividends. Unless the Compensation Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Shares of Stock Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Compensation Committee, including, without limitation, the achievement of specific Performance Goals. Notwithstanding the provisions of this Section, any cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested Stock Award shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the Shares underlying the Stock Award with respect to which such cash, stock or other property has been distributed and shall not be paid unless and until the time such restrictions and risk of forfeiture lapse.
(f)
Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. Notwithstanding the foregoing, the Compensation Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 7.
Stock Units

The Compensation Committee may grant Stock Units, each of which shall represent one hypothetical Share, to an Employee, Advisor or Non-Employee Director, upon such terms and conditions as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)
Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b)
Terms of Stock Units. The Compensation Committee may grant Stock Units that are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Compensation Committee. The Compensation Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c)
Requirement of Employment or Service. If the Grantee is no longer employed by or providing services to the Company or any Affiliate prior to the vesting of Stock Units, or if other conditions established by the Compensation Committee are not met, the Grantee’s Stock Units shall be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)
Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 8.
Stock Appreciation Rights

The Compensation Committee may grant SARs to an Employee, Advisor, or Non‑Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)
General Requirements. The Compensation Committee may grant SARs to an Employee, Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The Compensation Committee shall establish the base amount of the SAR at the time the SAR is granted, which shall be equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR.
(b)
Term. No SAR shall have a term that is greater than ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of the SAR is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, to the extent permitted under Code Section 409A.
(c)
Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.
(d)
Exercisability. An SAR shall be exercisable during the period specified by the Compensation Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. SARs may only be exercised while the Grantee is employed by or providing services to the Company or Affiliate or during the applicable period after termination of employment or service as specified by the Compensation Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(e)
Automatic Exercise. A Grant Letter may provide that if on the last day of the term of a SAR the Fair Market Value of a Share exceeds the base amount per Share of the SAR, the Grantee has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Grantee on such day. In such event, the Company shall make payment to the Grantee in accordance with this Section, reduced by the number of Shares (or cash) for applicable withholding taxes; any fractional Share shall be settled in cash.
(f)
Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(g)
Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection 8(a) above.
(h)
Form of Payment. The appreciation in a SAR shall be paid in Shares, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.
Section 9.
Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards to any Employee, Advisor or Non-Employee Director, on such terms and conditions as the Compensation Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other conditions and may be payable in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 10.
Dividend Equivalents

The Compensation Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. No Dividend Equivalents or dividends may be granted in connection with Options or SARs. Dividend Equivalents may be accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms as the Compensation Committee may establish, including, without limitation, the achievement of specific Performance Goals. Notwithstanding the foregoing, any Dividend Equivalents granted in connection with unvested Stock Units or Other Stock-Based Awards shall be payable only if and to the extent the underlying Stock Units or Other Stock-Based Awards are payable, as determined by the Compensation Committee.

Section 11.
Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code Section 409A.

Section 12.
Adjustment Upon Changes in Capitalization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property other than a regular cash dividend), liquidation, dissolution, or other similar transactions or events, affects the Shares or the value thereof, then the Compensation Committee shall make such adjustment, in such manner as the Compensation Committee deems appropriate, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for Grants under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Grants, and (iii) the price per Share or the applicable market value of such Grants. In addition, the Compensation Committee shall make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, Grants (including, without limitation, cancellation of Grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested Grants for no consideration, cancellation of out-of-the-money Grants for no consideration, substitution of Grants using securities of a successor or other entity, acceleration of the time that Grants expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles. Any adjustments to outstanding Grants shall be consistent with Code Sections 409A or 424, to the extent applicable. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

Section 13.
Restrictions on Shares.
(a)
Restrictions on Issuing Shares. No Shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.
(b)
Transfer Restrictions.
(i)
Non transferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. No Grant under the Plan and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except (A) by will or by the laws of descent and distribution or (B) with respect to Grants other than ISOs, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(ii)
Transfer of Nonqualified Stock Options. Notwithstanding (i) above, the Compensation Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.
(c)
ISO Notice. A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.
(d)
Requirements for Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant made hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Shares as the Compensation Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
Section 14.
Withholding of Taxes.
(a)
Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, local and non-US tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company or an Affiliate the amount of any federal, state or local taxes that the Company or Affiliate is required to withhold with respect to such Grants, or the Company or Affiliate may deduct from other wages paid by the Company or Affiliate the amount of any withholding taxes due with respect to such Grants, or the Company or Affiliate may take such other action as the Compensation Committee may deem advisable to enable the Company or Affiliate to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Grant.
(b)
Election to Withhold Shares. If the Compensation Committee so permits, shares may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Shares, at the time such Grants become taxable, up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state, local and non-US tax liabilities. The Compensation Committee may, in its discretion, and subject to such rules as the Compensation Committee may adopt, allow Grantees to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant.

Section 15.
Consequences of a Change in Control.

The Compensation Committee may provide in a Grant Letter terms under which Grants may vest and, as applicable, be exercisable or payable in the event of a Grantee’s termination of employment or service with the Company and any Affiliate in connection with, upon or within a specified time period after a Change of Control, or other terms as the Compensation Committee deems appropriate. In addition, in the event of a Change in Control, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: the Compensation Committee may (i) require that Grantees surrender their outstanding vested Options and SARs in exchange for one or more payments by the Company, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised, vested Options and SARs exceeds the Exercise Price of the vested Options or the base amount of the vested SARs, as applicable, (ii) provide for the cancellation of unvested Grants for no consideration, (iii) provide for the cancellation of out-of-the-money Grants for no consideration, (iv) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Compensation Committee deems appropriate, or (v) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption, replacement, surrender, cancellation or termination shall take place as of the date of the Change in Control or such other date as the Compensation Committee may specify (subject to consummation of the Change in Control) and the Grantee agrees to take all necessary and desirable actions in connection with the consummation of the Change in Control as the Compensation Committee determines, including the execution of such agreements and such instruments and other actions reasonably necessary to provide appropriate representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements, releases and other provisions and agreements related to the Change in Control.

Section 16.
General Provisions
(a)
Grant Letter. Each Grant shall be evidenced by a Grant Letter. The terms and provisions of such Grant Letters may vary among Grantees and among different Grants made to the same Grantee.
(b)
No Right to Employment. The making of a Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company with which a Grantee is employed or provides services shall be treated as the termination of such Grantee’s employment or service, unless the Grantee shall otherwise continue to provide services to the Company or another subsidiary of the Company as an employee or director.

(c)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant, unless the Compensation Committee determines otherwise. Except as otherwise provided under the Plan, the Compensation Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
(d)
No Funding. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.
(e)
Governing Law; Jurisdiction. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent the Grantee is a party to an employment agreement with the Company or any of its subsidiaries that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under the Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.
(f)
Compliance with Law.
(i)
The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to Persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.
(ii)
In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code Section 422 and that, to the extent applicable, Grants be exempt from or comply with the requirements of Code Section 409A. To the extent that any legal requirement of Section 16 of the Exchange Act or Code Sections 422 or 409A as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Code Sections 422 or 409A, that Plan provision shall cease to apply.
(iii)
Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of Code Section 409A or (B) satisfies the requirements of Code Section 409A. If a Grant is subject to Code Section 409A, (I) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Code Section 409A, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.

(iv)
Any Grant that is subject to Code Section 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death. The determination and identification of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Compensation Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.
(v)
The Compensation Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Compensation Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Compensation Committee may, in its sole discretion, agree to limit its authority under this Section. Notwithstanding the foregoing, the Compensation Committee makes no representation that the Grants awarded under the Plan shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to Grants awarded under the Plan.
(g)
Grants made in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Compensation Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Compensation Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for awards made by such corporation. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the prior options.
(h)
Application of Company Policies. All Grants under the Plan are subject to the applicable share trading policies, Clawback Policies and other policies that may be approved or implemented by the Board or the Compensation Committee from time to time. To the extent permitted by applicable law, including without limitation Code Section 409A, all amounts payable under the Plan are subject to offset in the event that a Grantee has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. Grants are not considered earned, and the eligibility requirements with respect to Grants are not considered met, until all requirements of the Grant Letter, the Plan and any Clawback Policy are met. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Grantee the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Grantee satisfying all eligibility conditions for earning the Grant).
(i)
Employees Subject to Taxation outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Compensation Committee may make Grants on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable countries, and the Compensation Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
Section 17.
Amendment or Termination.
(a)
Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law (including Rule 16b-3 under the Exchange Act), or to comply with applicable stock exchange requirements.
(b)
No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, and other than pursuant to Section 12, the Compensation Committee shall not without the approval of the Company’s stockholders (a) lower the Exercise Price per Share of an Option (or grant price of a SAR) after it is granted, (b) cancel an Option or SAR in exchange for an Option or SAR with a lower Exercise Price or base price, as applicable, cash or another Grant (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
(c)
Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders; provided, however, in no event may an ISO be granted more than ten years after the date of the adoption of the Plan by the Board.
(d)
Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Compensation Committee acts under Section 16(f) above. The termination of the Plan shall not impair the power and authority of the Compensation Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 16(f) above or may be amended by agreement of the Company and the Grantee consistent with the Plan.